SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC 20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported)
                        November 13, 1998

              INDUSTRIAL SERVICES OF AMERICA, INC.
     (Exact name of registrant as specified in its charter)

                             FLORIDA
         (State of other jurisdiction of incorporation)

      0-20979                           59-0712746
(Commission File Number)      (IRS Employer Identification No.)

     7100 Grade Lane
     PO Box 32428
     Louisville, KY                                 40232
(Address of principal executive offices)          (Zip Code)

                         (502) 368-1661
      (Registrant's telephone number, including area code)

OTHER EVENTS.

   ITEM 5.

     On October 21, 1998, R. Michael Devereaux resigned from the Board of Directors and from his positions on the Compensation and Audit Committees of the Board of Directors of the Registrant. By letter to the Registrant, Mr. Devereaux stated his resignation was for personal and health reasons.

     On November 13, 1998, by letter to the Registrant, Mr. Devereaux requested to rescind his resignation and be reinstated as a director of the Registrant and to his positions on the Compensation and Audit Committees of the Board of Directors of the Registrant. Mr. Devereaux indicated in his letter to the Registrant that his resignation was prompted by a personal issue and after further consideration he decided to seek reinstatement. As of November 13, 1998, the Board of Directors of the Registrant voted to fill the vacancy created on the Board of Directors of the Registrant with Mr. Devereaux and to reinstate Mr. Devereaux as a member of the Audit and Compensation Committees of the Board of Directors.

                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.








                         INDUSTRIAL SERVICES OF AMERICA, INC.
                              (Registrant)


Date: November 18, 1998  By: /s/ Sean Garber
      -----------------     ---------------------------------
                            Sean Garber
                            President